CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin ETF Trust of our report dated July 17, 2017, relating to the financial statements and financial highlights, which appears in the Franklin Liberty Short Duration U.S. Government ETF Annual Report on Form N-CSR for the period ended May 31, 2017. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

September 22, 2017